UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2010

AVID TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-21174 (Commission File Number)	04-2977748 (I.R.S. Employer Identification No.)
One Park West, Tewksbury, MA (Address of Principal Executive Offices)	01876 (Zip Code)
Registrant's telephone number, including area code: (978) 640-6789
_________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)         Avid Technology, Inc. (the “Company”) appointed Jason G. Burke as Vice President of Finance and Principal Accounting Officer of the Company effective May 18, 2010. In this role, Mr. Burke will oversee the Company’s worldwide accounting, and financial planning and analysis functions. He will report to Ken Sexton, the Company’s Executive Vice President, Chief Financial Officer and Chief Administrative Officer.

From January 2008 to May 2010, Mr. Burke, age 37, served as Chief Financial Officer of IBM’s Business Analytics Division (formerly Cognos, Incorporated, a maker of business intelligence and performance management software). From May 2001 to January 2008, the month IBM acquired Cognos, Mr. Burke held several senior finance positions at Cognos, most recently as Vice President and Corporate Controller. Prior to joining Cognos, Mr. Burke worked for Deloitte & Touche LLP in their assurance and advisory services group.

In connection with his joining the Company, Mr. Burke and the Company entered into an executive employment agreement (the “Agreement”), with an initial term ending on May 18, 2013. The term of the Agreement will be automatically extended for periods of one year each if neither Mr. Burke nor the Company provides written notice to the other party of its intent to terminate at least 180 days prior to the end of the then-current term. The term will also be automatically extended in the event of a change-in-control of the Company (as defined in the Agreement) or a potential change-in-control of the Company (as defined in the Agreement) occurring in the 12-month period prior to the end of the then-current term. Under the Agreement, Mr. Burke is entitled to receive:

•           an annual base salary of $280,000; and

•           an annual incentive bonus based on the achievement of individual and company financial performance objectives to be developed and determined by Mr. Burke, Mr. Sexton and the Compensation Committee of the Board of Directors (the “Board”) of the Company. For the year ending December 31, 2010, Mr. Burke will be eligible to receive a target annual bonus equal to fifty percent (50%) of his base salary as of the end of such year for full attainment of performance objectives.  Any bonus paid to Mr. Burke for 2010 will be pro-rated by the number of days he was employed by the Company in 2010.

The Agreement provides that if Mr. Burke’s employment with the Company is terminated by the Company without cause (as defined in the Agreement) or by Mr. Burke with good reason (as defined in the Agreement) other than within 12 months after a change-in-control of the Company, Mr. Burke will be entitled to receive, along with certain other payments set forth in the Agreement, (i) 12 months base salary, (ii) a bonus equal to his target award multiplied by the applicable actual bonus plan payout factor and pro-rated by the number of months he was employed by the Company during the year of the date of termination, provided that the bonus will be paid only if the Company pays bonuses, on account of the year in which the date of termination occurred, to executives who remain employed with the Company, and (iii) reimbursement of his COBRA premiums for 12 months after the termination of his employment. In addition, any time-based vesting equity awards held by Mr. Burke will vest as to an additional number of shares equal to the number of shares that would have been vested as of the end of the 12-month period following the date Mr. Burke’s employment terminates. Mr. Burke will also be entitled to exercise any vested options for a period of 12 months following the termination of his employment.

If Mr. Burke’s employment with the Company is terminated by the Company without cause or by Mr. Burke for good reason within 12 months after a change-in-control of the Company or during a potential change-in-control period, Mr. Burke will be entitled to receive, along with certain other payments set forth in the Agreement, (i) the greater of his highest annual incentive bonus for the prior two years or 100% of his base salary pro-rated through the date his employment terminates and (ii) an amount equal to 1.5 times the sum of his base salary plus the greater of his highest annual incentive bonus for the prior two years or 100% of his base salary.  In addition, all outstanding equity awards held by Mr. Burke will vest in full, and Mr. Burke will be entitled to exercise any options for a period of 18 months after the termination of his employment. Mr. Burke will also be entitled to reimbursement of COBRA premiums for 18 months after the termination of his employment.

In the event of his death or disability (as defined in the Agreement), Mr. Burke will be entitled to 12 months base salary and any time-based vesting awards held by Mr. Burke will vest as to an additional number of shares equal to the number of shares that would have been vested as of the end of the 12-month period following the date Mr. Burke’s employment terminates.

The Agreement contains non-competition and non-solicitation provisions that will restrict Mr. Burke from engaging in activities competitive with the business of the Company or soliciting persons that were employed by or engaged with the Company for a period of 12 months in connection with a termination other than in connection with a change-in-control and 18 months in connection with a termination after a change-in-control.

The foregoing summary of certain terms of the Agreement is qualified in its entirety by the text of the Agreement, the form of which is filed as an exhibit to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2010, and incorporated herein by reference.

In addition, on May 18, 2008 (the “Grant Date”), the Company granted to Mr. Burke the following equity awards under the Company’s Amended and Restated 2005 Stock Incentive Plan:

•           a stock option to purchase 32,000 shares of the Company’s common stock, which will have a seven-year term and an exercise price per share equal to $14.32 (the closing price of the Company’s common stock on the Nasdaq Global Select Market on the Grant Date), such option to vest as to 25% of the underlying shares on the first-year anniversary of the Grant Date, with the remainder vesting in equal monthly increments thereafter for the following 36 months; and

•           16,000 restricted stock units (“RSUs”), with each unit representing the right to receive one share of the Company’s common stock.  The RSUs will vest on a performance-based schedule tied to the achievement of annual Return on Equity (“ROE”) (as determined below) targets as set forth in the following schedule, commencing with calendar year 2010 and ending with calendar year 2020:

Annual Return on Equity Targets	Percentage of RSUs to Vest
5%	20%
7%	36%
9%	52%
11%	68%
13%	84%
15%	100%

ROE will be the percentage determined using the Company’s published non-GAAP pre-tax income for the applicable year divided by the average common stockholder equity during the same year.  ROE determinations for each year will be made by the Board, or a duly authorized committee thereof, based upon the Company’s financial results for the applicable calendar year.  Any RSUs that have not vested as of the date the Board makes the final determination of ROE for 2020 will be forfeited.

Notwithstanding the above, 50% of the RSUs will vest at the end of the first 20 consecutive trading day period following the Grant Date during which the Company’s common stock trades (without regard to the closing price) at a price per share of at least $35.00 and the remaining RSUs will vest at the end of the first 20 consecutive day period following the Grant Date during which the Company’s common stock trades (without regard to the closing price) at a price per share of at least $50.00.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is filed as part of this Report:

#10.1
Form of Executive Officer Employment Agreement (incorporated by reference to Exhibit 10.37 of the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2010 (File No. 000-21174))

________________________________________ # Management contract or compensatory plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)
Date: May 21, 2010	By:	/s/ Ken Sexton
Ken Sexton Executive Vice President, Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

#10.1
Form of Executive Officer Employment Agreement (incorporated by reference to Exhibit 10.37 of the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2010 (File No. 000-21174))

_________________________________________
#  Management contract or compensatory plan